EXECUTION COPY

                                                                      APPENDIX A

                                  DEFINITIONS

     Additional Balance: With respect to any Mortgage Loan, any Draw made by the related Mortgagor pursuant to the related Loan Agreement after the Cut-Off Date or Subsequent Cut-Off Date, together with all money due or to become due in respect of such Draw; provided, however, that any Draw during the Rapid Amortization Period shall be an Excluded Draw, shall not be acquired by the Trust and shall not be an Additional Balance.

     Additional Balance Increase Amount: Shall mean for each Loan Group (a) the excess, if any, of (i) the aggregate principal amount of Additional Balances conveyed to the Trust Estate, over (ii) Principal Collections and Excess Spread applied to purchase those Additional Balances from the related Funding Account and/or the Custodial Account minus (b) amounts paid on previous Payment Dates to the holders of the Certificates pursuant to Section 3.19(d) of the Servicing Agreement and Section 3.05(a) of the Indenture with respect to any related Additional Balance Increase Amount.

     Addition Notice: With respect to (i) the transfer of Subsequent Mortgage Loans to the Purchaser by the Seller as provided in Section 2.2 of the Purchase Agreement, or (ii) the transfer of Subsequent Mortgage Loans to the Issuer by the Depositor as provided in Section 3.05 of the Trust Agreement, as the context requires, a notice given by the Seller or Depositor, as applicable, in the manner provided by the terms of the Purchase Agreement (in substantially the form set forth in Exhibit 3 to such agreement) or the Trust Agreement (in substantially the form set forth in Exhibit I to such agreement), as applicable.

     Administration Agreement: The Administration Agreement dated as of the Closing Date between Wachovia and the Issuer.

     Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

     Amortization Periods: Collectively, the Managed Amortization Periods and the Rapid Amortization Period.

     Appraised Value: With respect to any Mortgage Loan, the appraised value of the related Mortgaged Property determined in the appraisal used in the origination of that Mortgage Loan, which may have been obtained at an earlier time, but in no event more than twelve months from origination; provided, however, that if the Mortgage Loan was originated simultaneously with a senior lien on the related Mortgaged Property, the Appraised Value shall be the lesser of the appraised value at the origination of the senior lien and the sales price for the related Mortgaged Property.

                                  Appendix A-1

            Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the conveyance of such Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same jurisdiction.

     Auction: The implementation of the Auction Procedures on an Auction Date.

     Auction Agent: Wachovia Capital Markets, LLC, or any successor appointed under the Auction Agent Agreement.

     Auction Agent Agreement: The Auction Agent Agreement dated as of July 2, 2003, among the Indenture Trustee, the Auction Agent and Wachovia

     Asset Securities, Inc., as holder of the Certificates, including any amendment thereof or supplement thereto.

     Auction Agent Fee: The meaning assigned in the Auction Agent Agreement.

     Auction Date: The meaning assigned in Annex I to the Indenture.

     Auction Notes: The Class A-II-2 Notes.

     Auction Procedures: The procedures set forth in Annex I to the Indenture by which the Auction Rate is determined.

     Auction Rate: With respect to the Auction Notes, the rate of interest per annum that results from implementation of the Auction Procedures.

     Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

     Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee and the Paying Agent on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

     Basic Documents: The Trust Agreement, the Indenture, the Purchase Agreement, the Insurance Agreement, the Policy, the Servicing Agreement, the Yield Maintenance Agreements, any Subsequent Transfer Agreement and the other documents and certificates delivered in connection with any of the above.

     Beneficial Owner: With respect to any Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository or on the books of a Person maintaining an

                                  Appendix A-2
account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

     Billing Cycle: With respect to any Mortgage Loan and Due Date, the calendar month preceding such Due Date.

     Book-Entry  Notes:   Beneficial  interests  in  the  Notes,  ownership  and
transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.

     Broker-Dealer: The meaning assigned in the Auction Agent Agreement.

     Broker-Dealer Agreement: The Broker-Dealer Agreement dated as of July 2, 2003, among the Auction Agent, the Broker-Dealer and Wachovia Asset Securities, Inc., as Holder of the Certificates and each other agreement among the Auction Agent, the Holder of the Certificates and an eligible Broker-Dealer, as from time to time, amended or supplemented.

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which the New York Stock Exchange or banking institutions in the States of New York, North Carolina, Delaware or the State in which the Corporate Trust Offices of the Indenture Trustee or the Paying Agent are located are required or authorized by law or executive order to be closed.

     Certificate Balance: The excess, if any, of the Principal Balance of the Mortgage Loans over the aggregate outstanding principal balance of the Notes.

     Certificate Distribution Amount: For any Payment Date, the amount, if any, distributable on the Certificates for such Payment Date pursuant to Sections
3.05(a)(i)(3),   (ii)(1),  (ii)(8),  (ii)(11),   (ii)(13),  (iii)(1),  (iii)(8),
(iii)(11),  (iii)(13), (iv)(4), (iv)(8), (iv)(11) and (iv)(13) of the Indenture,
Section 3.04(a) of the Servicing Agreement and Sections 5.01(a) and 8.01(c) of the Trust Agreement.

     Certificate of Trust: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

     Certificate Paying Agent: The Paying Agent, as further described in Section
3.14 of the Trust Agreement, or any successor Certificate Paying Agent appointed pursuant to the Trust Agreement.

     Certificate Percentage Interest: With respect to any Payment Date and any Certificate, the Percentage Interest for such Certificate.

     Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

     Certificate Registrar: Initially, the Paying Agent, in its capacity as Certificate Registrar.

                                  Appendix A-3

     Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that any Certificate registered in the name of the Issuer, the Owner Trustee or the Indenture Trustee or any Affiliate of the Owner Trustee or the Indenture Trustee shall be deemed not to be outstanding, and the registered holder will not be considered a Certificateholder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement; provided, however, that in determining whether the Indenture Trustee, the Paying Agent or the Owner Trustee, as applicable, shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Indenture Trustee, the Paying Agent or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Certificates that have been pledged in good faith may be regarded as Certificateholders if the pledgee establishes to the satisfaction of the Indenture Trustee, the Paying Agent or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of the Owner Trustee or the Indenture Trustee.

     Certificates: The Certificates issued pursuant to the Trust Agreement.

     Class A-I-1 Net WAC Rate: With respect to any Payment Date and the Class A-I-1 Notes, a fraction expressed as a per annum rate, the numerator of which is the sum of (i) the interest due on the Mortgage Loans in Loan Group I, less the sum of (a) the amount of the Servicing Fee on the Mortgage Loans in Loan Group I, (b) the amount of the pro rata portion of the premium on the Policy for the Class A-I-1 Notes and (c) the pro rata portion of interest attributable to Additional Balances represented by any Additional Balance Increase Amount associated with Loan Group I, and (ii) payments required to be made under the Group I Yield Maintenance Agreement, if any, in each case as of such Payment Date or the related Collection Period, as applicable, and the denominator of which is the aggregate outstanding Note Balance of the Class A-I-1 Notes, as further adjusted by multiplying such rate by a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Period.

     Class A-I-1 Notes: The Class A-I-1 Wachovia Asset Securitization, Inc. Asset-Backed Notes, Series 2003-HE2, in substantially the form set forth in Exhibit A to the Indenture.

     Class A-II-1 Net WAC Rate: With respect to any Payment Date and the Class A-II-1 Notes, a fraction expressed as a per annum rate, the numerator of which is the sum of (i) the product of (a) the interest due on the Mortgage Loans in Loan Group II, less the sum of (1) the amount of the Servicing Fee on the Mortgage Loans in Loan Group II, (2) the amount of the pro rata portion of the premium on the Policy for the Class A-II Notes and (3) the pro rata portion of interest attributable to Additional Balances represented by any Additional Balance Increase Amount associated with Loan Group II and (b) the outstanding Note Balance of the Class A-II-1 Notes divided by the aggregate outstanding Note Balance of the Class A-II Notes, and (ii) payments required to be made under the Group II Yield Maintenance Agreement, if any, in each case as of such Payment Date or the related Collection Period, as applicable, and the denominator of which is the aggregate outstanding Note Balance of the Class A-II-1 Notes, as further adjusted by multiplying such rate by a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Period.

                                  Appendix A-4

     Class A-II Notes: The Class A-II-1 Notes and the Class A-II-2 Notes.

     Class A-II-1 Notes: The Class A-II-1 Wachovia Asset Securitization, Inc. Asset-Backed Notes, Series 2003-HE2, in substantially the form set forth in Exhibit A to the Indenture.

     Class A-II-2 Net WAC Rate: With respect to any Payment Date and the Class A-II-2 Notes, a fraction expressed as a per annum rate, the numerator of which is the product of (i) the interest due on the Mortgage Loans in Loan Group II, less the sum of (a) the amount of the Servicing Fee on the Mortgage Loans in Loan Group II, (b) the amount of the pro rata portion of the premium on the Policy for the Class A-II Notes and (c) the pro rata portion of interest attributable to Additional Balances represented by any Additional Balance
Increase  Amount  associated  with Loan Group II and (ii) the  outstanding  Note
Balance of the Class A-II-2 Notes divided by the aggregate outstanding Note Balance of the Class A-II Notes, and the denominator of which is the outstanding Note Balance of the Class A-II-2 Notes, as further adjusted by multiplying such rate by a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Period.

     Class A-II-2 Notes: The Class A-II-2 Wachovia Asset Securitization, Inc. Asset-Backed Notes, Series 2003-HE2, in substantially the form set forth in Exhibit A to the Indenture.

     Closing Date: July 2, 2003.

     Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     Collateral: The meaning specified in the Granting Clause of the Indenture.

     Collection Period: With respect to any Mortgage Loan and Payment Date, the calendar month preceding any such Payment Date.

     Collection Policy: The meaning specified in Section 3.01(b) of the Servicing Agreement.

     Collections:   With  respect  to  any  Collection   Period,   all  Interest
Collections and Principal Collections during such Collection Period.

     Combined Loan-to-Value Ratio or CLTV: With respect to each Mortgage Loan, the ratio, expressed as a percentage, of (a) the sum of (i) the Credit Limit thereof and (ii) any outstanding principal balance, at origination of such Mortgage Loan, of all other mortgage loans, if any, secured by senior liens on the related Mortgaged Property, over (b) the Appraised Value of that Mortgage Loan.

     Commission: The Securities and Exchange Commission.

     Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, in any case to the extent not applied to the restoration or repair of such Mortgaged Property or required to be released to a Mortgagor in accordance with the terms of the related Loan Agreement, the Collection Policy or applicable law.

                                  Appendix A-5

     Condition 1: If (a) the Stepdown Delinquency Test has been met, (b) the two-month rolling average of the Net Excess Spread Percentage is greater than or equal to 1.00% and (c) the three-month rolling average of the Net Excess Spread Percentage is greater than or equal to 1.15%, an amount equal to the sum of (i) 2.50% of the aggregate Note Balance on such Payment Date; and (ii) 100% of the Principal Balances of all Mortgage Loans that are 180 or more days contractually delinquent as of the last day of the related Collection Period (including Mortgage Loans that are in foreclosure or are REO Loans).

     Condition 2: If (a) the Stepdown Delinquency Test has not been met or (b) the two-month rolling average of the Net Excess Spread Percentage is greater than or equal to 1.00% and the three-month rolling average of the Net Excess Spread Percentage is less than 1.15%, an amount equal to the greater of (x) the Total Overcollateralization Amount as of the immediately preceding Payment Date (however, in the case where the Total Overcollateralization Target Amount for the immediately preceding Payment Date was determined pursuant to Condition 3, the Total Overcollateralization Target Amount as of the last Payment Date prior to entering Condition 3) and (y) the sum of (i) 2.50% of the aggregate Note
Balance on such Payment Date; and (ii) 100% of the Principal Balances of all Mortgage Loans that are 180 or more days contractually delinquent as of the last day of the related Collection Period (including Mortgage Loans that are in foreclosure or are REO Loans).

     Condition 3: If the two-month rolling average of the Net Excess Spread Percentage is less than 1.00%, an amount equal to the sum of (i) 1.25% of the aggregate Note Balance as of the Closing Date; and (ii) 100% of the Principal Balances of all Mortgage Loans that are 180 or more days contractually delinquent as of the last day of the related Collection Period (including Mortgage Loans that are in foreclosure or are REO Loans).

     Corporate Trust Office: With respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at 180 E. 5th Street, St. Paul, Minnesota 55101. With respect to the Paying Agent, Certificate Registrar, Note Registrar and Certificate Paying Agent, the principal corporate trust office of the Paying Agent at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 401 South Tryon Street--NC 1179, Charlotte, NC 28288, Attention: Structured Finance Trust Services. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention:
Corporate Trust Administration.

     Credit Limit: With respect to any Mortgage Loan, the maximum Principal Balance permitted under the terms of the related Loan Agreement.

     Credit Grade: A credit application scoring methodology developed by the Seller to measure the credit risk of a borrower.

                                  Appendix A-6

     Custodial Account: The account or accounts created and maintained by the Servicer pursuant to Section 3.03(b) of the Servicing Agreement, in which the Servicer shall deposit or cause to be deposited certain amounts in respect of the Mortgage Loans.

     Cut-Off Date: The opening of business on June 1, 2003.

     Cut-Off Date Principal Balance: With respect to any Initial Mortgage Loan or Subsequent Mortgage Loan, the unpaid principal balance thereof as of the close of business on the last day of the Billing Cycle immediately prior to the Cut-Off Date or Subsequent Cut-Off Date, as the case may be.

     Debt-to-Income Ratio: All of the Mortgagor's monthly debt divided by the Mortgagor's monthly gross income, determined in accordance with the Seller's underwriting guidelines.

     Default: Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

     Deficiency Amount: With respect to any Payment Date and each of the Class A-I-1 Notes and the Class A-II Notes, as applicable, the amount, if any, equal to the sum of (a) the amount by which the aggregate amount of accrued interest on the Class A-I-1 Notes and the Class A-II Notes, as applicable, ((i) excluding any Relief Act Shortfalls and (ii) net of any Interest Shortfalls and any amounts required to be paid under the related Yield Maintenance Agreement for such Payment Date) at the applicable Note Rate(s) on such Payment Date exceeds the amount available for interest distributions on such Class or Classes of Notes on such Payment Date (including without limitation, from amounts on deposit in the Note Payment Account, but not including amounts payable under the Policy or the related Yield Maintenance Agreement), and (b)(i) with respect to any Payment Date that is not the Final Payment Date, after taking into account all amounts available under the Indenture (including without limitation, from amounts on deposit in the Note Payment Account, but not including amounts payable under the Policy or the related Yield Maintenance Agreement) to reduce the Note Balance of each Class of Notes or to increase the amount on deposit in the Funding Accounts, the amount by which the aggregate Note Balance of the Notes would exceed the sum of the aggregate Pool Balance of Loan Group I and Loan Group II and the amount on deposit in the Funding Accounts, in each case as of the close of business on the last day of the related Collection Period or
(ii) on the Final Payment Date, the aggregate outstanding Note Balance to the extent otherwise not paid on such date from amounts available under the Indenture, including without limitation, from amounts on deposit in the Note Payment Account.

     Definitive  Notes:  Any definitive,  fully registered Note, as described in
Section 4.08 of the Indenture.

     Deleted Loan: A Mortgage Loan replaced or to be replaced with an Eligible Substitute Loan.

     Depositor:   Wachovia   Asset   Securitization,   Inc.,  a  North  Carolina
corporation, or its successor in interest.

                                  Appendix A-7

     Depository: The Depository Trust Company or a successor appointed by the Indenture Trustee or the Depositor with the approval of the Issuer. Any successor to the Depository shall be an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the Commission thereunder.

     Depository Participant: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Determination Date: With respect to any Payment Date, the 18th day of the month in which such Payment Date occurs or if such day is not a Business Day, the next succeeding Business Day.

     Distribution Account: The account or accounts created and maintained by the Certificate Paying Agent pursuant to Section 3.14(c) of the Trust Agreement. The Certificate Paying Agent will make all distributions on the Certificates from money on deposit in the Distribution Account.

     Draw: With respect to any Mortgage Loan, a borrowing by the related Mortgagor under the related Loan Agreement.

     Due Date: With respect to each Mortgage Loan, the date on which monthly payments on such Mortgage Loan are due.

     Eligible Account: An account that is either (a) a segregated account (including a securities account) with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each of Standard & Poor's and Moody's in one of its generic rating categories which signifies investment grade.

     Eligible Institution: An institution that is either a depository institution, which may include the Indenture Trustee, the Paying Agent or the Owner Trustee, organized under the laws of the United States of America or any one of the States thereof or the District of Columbia, the deposits in which are insured by the FDIC and which at all times has a short-term unsecured debt rating of at least A-1+ by Standard & Poor's and P-1 by Moody's.

     Eligible Substitute Loan: A Mortgage Loan substituted by the Seller for a Deleted Loan and assigned to the same Loan Group as such Deleted Loan, which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Indenture Trustee and the Paying Agent, (i) comply with each representation and warranty set forth in Section 3.1(b) of the Purchase Agreement, other than clauses (xxiii), (xxxvii), (xxxviii), (xxxix), (xl),
(xli), (xlii), (xliii) and (xliv) as of the date of substitution; (ii) have a Loan Rate and Gross Margin no lower than and not more than 1% per annum higher than the Loan Rate and Gross Margin, respectively, of the Deleted Loan as of the date of substitution; (iii) have a CLTV at the time of substitution no higher than that of the Deleted Loan at the Cut-Off Date or Subsequent Cut-Off Date, as applicable; (iv) have a remaining term to stated maturity not greater than (and not more than one

                                  Appendix A-8
year less than) that of the Deleted Loan and (v) not be 30 days or more delinquent or the subject of a bankruptcy proceeding.

     Enhancer: Financial Guaranty Insurance Company, any successor thereto or any replacement Enhancer substituted pursuant to the Indenture.

     Enhancer Default: Any failure by the Enhancer to make a payment required under the Policy in accordance with its terms.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     Event of Default: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) a default in the payment of the principal of, any installment of the principal of or interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days;

     (b) there occurs a default in the observance or performance in any material respect of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made that has a material adverse effect on the Noteholders or the Enhancer, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Enhancer or the Noteholders of at least 25% of the Note Balance of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder;

     (c) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, servicer, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

     (d) there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, servicer, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as

                                  Appendix A-9
such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

     Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     Excess Spread: With respect to each Loan Group, the related Group Excess Spread for such Loan Group.

     Excluded Amount: With respect to each Loan Group and any Payment Date during the Rapid Amortization Period, the portion of the Principal Collections and Interest Collections for each Collection Period allocated to an Excluded Draw as provided in Section 2.4 of the Purchase Agreement; provided, however, that the Excluded Amount with respect to any Liquidation Loss Amount shall be the pro rata portion of such Liquidation Loss Amount on the Mortgage Loans during the related Collection Period attributable to additional balances not conveyed to the Trust, or such other allocation as may be required by applicable law.

     Excluded Draw: Any Draw made by a Mortgagor during the Rapid Amortization Period, which shall not be transferred to the Trust Estate.

     Expenses: The meaning specified in Section 7.02 of the Trust Agreement.

     Fannie Mae: Fannie Mae, formerly the Federal National Mortgage Association, or any successor thereto.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     FICO: A consumer credit scoring methodology developed by Fair, Isaac Company as applied by the Seller to rank potential borrowers based on the likelihood that they would pay their credit obligations.

     Final Payment Date: The Payment Date occurring in June 2033.

     Fiscal Year: The fiscal year of the Trust, which shall end on December 31 of each year.

     Foreclosure Profit: With respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of Liquidation Proceeds net of Liquidation Expenses exceeds (ii) the Principal Balance of such Liquidated Mortgage Loan (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) immediately prior to the final recovery of the related Liquidation Proceeds.

     Freddie  Mac:  Freddie  Mac,   formerly  the  Federal  Home  Loan  Mortgage
Corporation, or any successor thereto.

     Funding Account: With respect to (a) the Class A-I-1 Notes, the account established and maintained pursuant to Section 3.19 of the Servicing Agreement by the Indenture Trustee in its name designated the "Group I Funding Account" and (b) with respect to the Class A-II notes, the

                                 Appendix A-10
account established and maintained pursuant to Section 3.19 of the Servicing Agreement by the Indenture Trustee in its name designated the "Group II Funding Account."

     GAAP: Generally accepted accounting principles.

     Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm. A Grant of any item of Collateral or of any other property shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such item of Collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

     Gross Margin: With respect to any Mortgage Loan, the percentage set forth as the "Margin" for such Mortgage Loan on the Mortgage Loan Schedule.

     Group Excess Spread: With respect to any Payment Date and a Loan Group, without taking into account any draw on the Policy for such Payment Date, the excess, if any, of (i) the sum of (x) Interest Collections (exclusive of the pro rata portion of interest attributable to Additional Balances represented by any Additional Balance Increase Amount) for the related Collection Period with respect to the Mortgage Loans in such Loan Group, and (y) payments made under the Yield Maintenance Agreement associated with the related Loan Group, to the extent not used to pay interest on the related Notes at the applicable Note Rate over (ii) the sum of (x) the pro rata portion of the premium for the Policy for such Payment Date allocable to the related Notes, plus any unpaid related premium from prior Payment Dates with interest thereon at the Late Payment Rate, and (y) the amounts paid on such Payment Date to the Noteholders of the related Notes pursuant to Section 3.05(a)(i)(2) of the Indenture.

     Group I Revolving Period: With respect to the Class A-I-1 Notes, the period beginning on the Closing Date and ending on the earlier of (i) June 30, 2004 and
(ii) the occurrence of the related Managed Amortization Event or a Rapid Amortization Event.

     Group II Revolving Period: With respect to the Class A-II Notes, the period beginning on the Closing Date and ending on the earlier of (i) June 30, 2004 and
(ii) the occurrence of the related Managed Amortization Event or a Rapid Amortization Event.

     Group I Yield Maintenance Agreement: With respect to the Class A-I-1 Notes, the Master Agreement dated as of July 2, 2003 between Wachovia Asset Securitization, Inc. 2003-HE2 Trust and Wachovia, along with its Schedule and the Confirmation reference no. 237755.

     Group II Yield Maintenance Agreement: With respect to the Class A-II-1 Notes, the Master Agreement dated as of July 2, 2003 between Wachovia Asset Securitization, Inc. 2003-HE2 Trust and Wachovia, along with its Schedule and the Confirmation reference no. 237756.

                                 Appendix A-11

     Indemnified Party: The meaning specified in Section 7.02 of the Trust Agreement.

     Indenture: The Indenture dated as of the Closing Date among the Issuer, the Paying Agent and the Indenture Trustee.

     Indenture Trustee: U.S. Bank National Association, a national banking association, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

     Independent:  When used with respect to any specified  Person,  such Person
(i) is in fact independent of the Issuer, any other obligor on the Notes, the Seller, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee and the Paying Agent under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee and the Paying Agent in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

     Initial Aggregate Note Balance: $1,250,000,000.

     Initial Certificate Balance: $0.

     Initial Class A-I-1 Note Balance: $400,000,000.

     Initial Class A-II-1 Note Balance: $750,000,000.

     Initial Class A-II-2 Note Balance: $100,000,000.

     Initial Mortgage Loans: The adjustable rate home equity revolving lines of credit (i) sold by the Seller to the Purchaser pursuant to Section 2.1 of the Purchaser Agreement or (ii) sold by the Depositor to the Issuer pursuant to
Section 3.01 of the Trust Agreement, as context requires, which are listed on the applicable Mortgage Loan Schedule on the Closing Date.

     Initial Transferred Property: All of the Seller's right, title and interest, whether now owned or existing or hereafter created, arising, or acquired, in, to and under the following: (i) the Initial Mortgage Loans (including the Cut-Off Date Principal Balances of such Initial Mortgage Loans now existing and all Additional Balances arising thereunder after the Cut-Off Date through and including the date immediately preceding the commencement of the Rapid Amortization Period), all interest accruing thereon, all monies due or to become due thereon, all collections in respect thereof received on or after the Cut-Off Date (other than interest thereon in

                                 Appendix A-12
respect of any period prior to the Cut-Off Date) and all accounts, chattel paper, general intangibles, contract rights and certificates of deposit related to the Initial Mortgage Loans; provided, however, that any Principal Balance represented by a Draw made during the Rapid Amortization Period and interest thereon and money due or to become due in respect thereof will not be or be deemed to be transferred to the Purchaser, and the Seller in such event shall retain ownership of each Principal Balance represented by each such Draw and interest thereon and money due or to become due in respect thereof; (ii) the interest of the Seller in any insurance policies in respect of the Initial Mortgage Loans; (iii) the interest of the Seller in the Mortgages and the Loan Agreements related to each Initial Mortgage Loan and the other Related Documents and (iv) all proceeds of the foregoing.

     Insolvency Event: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person in writing (as to which the Indenture Trustee shall have notice) of its inability to pay its debts generally, or the adoption by the Board of Directors or managing member of such Person of a resolution which authorizes action by such Person in furtherance of any of the foregoing.

     Insurance Agreement: The Insurance and Indemnity Agreement dated as of the Closing Date, among the Servicer, the Seller, the Depositor, the Issuer, the Indenture Trustee and the Enhancer, including any amendments and supplements thereto.

     Insurance Proceeds: Proceeds paid by any insurer (other than the Enhancer) pursuant to any insurance policy covering a Mortgage Loan which are required to be remitted to the Servicer, or amounts required to be paid by the Servicer pursuant to the next to last sentence of Section 3.05 of the Servicing Agreement, net of any component thereof (i) covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property, (iii) released to the related Mortgagor in accordance with the Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

     Insured Amount: As defined in the Policy.

     Interest Collections: With respect to any Payment Date and either Loan Group, the sum of all payments by or on behalf of Mortgagors on the related Mortgage Loans and any other amounts constituting interest on the related Mortgage Loans (including without limitation such

                                 Appendix A-13
portion of Insurance Proceeds, Net Liquidation Proceeds, Repurchase Prices and any payment by the Servicer pursuant to Section 8.10 of the Servicing Agreement as is allocable to interest on the applicable Mortgage Loan in a Loan Group, but excluding the Excluded Amount) as is paid by the Seller or the Servicer (including any optional servicing advance) or is collected and applied by the Servicer on the related Mortgage Loans, exclusive of the pro rata portion thereof attributable to any Excluded Amounts, and reduced by the Servicing Fee for the related Collection Period and by any fees (including annual fees) or late charges or similar administrative fees paid by Mortgagors during the related Collection Period, plus any amounts in respect of investment earnings on amounts on deposit in the related Funding Account pursuant to the Servicing Agreement. The terms of the related Loan Agreement shall determine the portion of each payment in respect of such Mortgage Loan that constitutes principal or interest.

     Interest Period: With respect to the Notes and any Payment Date (other than the first Payment Date), the period beginning on the preceding Payment Date and ending on the day preceding such Payment Date, and in the case of the first Payment Date, the period beginning on the Closing Date and ending on the day preceding the first Payment Date.

     Interest Rate Adjustment Date: With respect to each Mortgage Loan, the date or dates on which the Loan Rate is adjusted in accordance with the related Loan Agreement.

     Interest Shortfall: With respect to any Payment Date on which LIBOR plus 0.26% per annum, in the case of the Class A-I-1 Notes or the Class A-II-1 Notes, or the Auction Rate, in the case of the Class A-II-2 Notes, exceeds the applicable Net WAC Rate, the sum of (a) the excess of the amount of interest that would have accrued on that Class of Notes during the related Interest Period had the Note Rate been equal to LIBOR plus 0.26% per annum or the Auction Rate, as applicable, over the amount of interest that actually accrued on that Class of Notes during that Interest Period at the applicable Net WAC Rate; and
(b) any amounts required to be paid under the related Yield Maintenance Agreement, if any, and payable to such Class in respect of interest at the related Note Rate, which were not paid by the Yield Maintenance Provider.

     Interest Shortfalls are not included as interest payments on the Notes for any Payment Date. Such amount shall accrue interest at the related Note Rate (as adjusted from time to time) and shall be paid on future Payment Dates only to the extent funds are available therefor as set forth in Section 3.05(a) of the Indenture.

     Issuer or Trust: Wachovia Asset Securitization, Inc. 2003-HE2 Trust, a Delaware statutory trust, or its successor in interest.

     Issuer Order or Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee or the Paying Agent.

     Late Payment Rate: The meaning ascribed thereto in the Insurance Agreement.

     LIBOR: Means (a) for any Interest Period other than the first Interest Period, the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, on the second LIBOR Business Day, in the case of the Class

                                 Appendix A-14

A-I-1 Notes and Class A-II-1 Notes, and the first LIBOR Business Day, in the case of the Class A-II-2 Notes, prior to the first day of that Interest Period or (b) with respect to the first Interest Period, the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, two LIBOR Business Days prior to the Closing Date, in the case of the Class A-I-1 Notes and Class A-II-1 Notes, and one LIBOR Business Day prior to the Closing Date, in the case of the Class A-II-2 Notes. If such rate does not appear on such page (or other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Servicer), the rate will be the Reference Bank Rate. If no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Payment Date.

     LIBOR Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

     Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 6.02 of the Servicing Agreement shall not be deemed to constitute a Lien.

     Liquidated Mortgage Loan: With respect to any Payment Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified in the Servicing Agreement, as of the end of the related Collection Period that substantially all Liquidation Proceeds which it reasonably expects to recover, if any, with respect to the disposition of the related REO Property have been recovered.

     Liquidation Expenses: All out-of-pocket expenses (exclusive of overhead) incurred by or on behalf of the Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, including legal fees and expenses, any unreimbursed amount expended (including, without limitation, amounts advanced to correct defaults on any mortgage loan which is senior to such Mortgage Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Mortgage Loan) respecting such Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

     Liquidation Loss Amount: With respect to any Payment Date and any Mortgage Loan in a Loan Group that became a Liquidated Mortgage Loan (excluding the Excluded Draw) during the related Collection Period, the unrecovered portion of the Principal Balance of such Mortgage Loan and any unpaid accrued interest thereon at the end of such Collection Period, after giving effect to the Net Liquidation Proceeds applied in reduction of such Principal Balance.

                                 Appendix A-15

     Liquidation Proceeds: Proceeds (including Insurance Proceeds but not including amounts drawn under the Policy) if any received in connection with the liquidation of any Mortgage Loan or related REO Property, whether through trustee's sale, foreclosure sale or otherwise.

     Loan Agreement: With respect to each Mortgage Loan, the credit line agreement, pursuant to which the related Mortgagor agrees to pay the indebtedness evidenced thereby and secured by the related Mortgage as modified or amended.

     Loan Group: Either Loan Group I or Loan Group II, as the context requires.

     Loan Group I: The Mortgage Loans identified on the Mortgage Loan Schedule as being assigned to Loan Group I.

     Loan Group II: The Mortgage Loans identified on the Mortgage Loan Schedule as being assigned to Loan Group II.

     Loan Rate: With respect to any Mortgage Loan and any day, the per annum rate of interest applicable under the related Loan Agreement.

     Lost Note Affidavit: With respect to any Mortgage Loan as to which the original Loan Agreement has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Loan Agreement has been lost, misplaced or destroyed (together with a copy of the related Loan Agreement, if available).

     Managed Amortization Event: The occurrence of any date prior to the commencement of the Managed Amortization Period on which (a) with respect to the Class A-I-1 Notes, the amount on deposit in the Group I Funding Account equals or exceeds $20,000,000 and (b) with respect to the Class A-II notes, the amount on deposit in the Group II Funding Account equals or exceeds $42,500,000.

     Managed Amortization Period: The period beginning on the first day following the end of the related Revolving Period and ending on the earlier of
(i) June 30, 2006 and (ii) the occurrence of a Rapid Amortization Event.

     Maximum Auction Rate: The meaning assigned in the Auction Agent Agreement.

     Maximum Loan Rate: With respect to each Mortgage Loan, the maximum loan rate thereon specified in the related Loan Agreement.

     Minimum Monthly Payment: With respect to any Mortgage Loan and any month, the minimum amount required to be paid by the related Mortgagor in such month.

     Moody's: Moody's Investors Service, Inc., or its successor in interest.

     Mortgage: The mortgage, deed of trust or other instrument creating a first or junior lien on an estate in fee simple interest in real property securing a Mortgage Loan.

                                 Appendix A-16

     Mortgage File: With respect to each Mortgage Loan, the documents specified in Section 2.1(d) of the Purchase Agreement and any documents required to be added to such documents pursuant to the Purchase Agreement, the Trust Agreement or the Servicing Agreement.

     Mortgage Loans: At any time, all Initial Mortgage Loans and Subsequent Mortgage Loans, including Additional Balances, if any, that have been sold to the Purchaser or the Issuer, as the context requires, together with all monies due or become due thereunder or the Related Documents, and that remain subject to the terms thereof.

     Mortgage Loan Schedule: In connection with (a) the Purchase Agreement, the schedule of Initial Mortgage Loans as of the Cut-Off Date set forth in Exhibit 1 of the Purchase Agreement, and as of each Subsequent Cut-Off Date, the related schedule of Subsequent Mortgage Loans, which schedule sets forth the applicable Loan Group, the loan number, the lien position of the related Mortgage, the Cut-Off Date Principal Balance, the Credit Limit, the FICO score, the CLTV, the Credit Grade, the Debt-to-Income Ratio and Gross Margin, as amended or supplemented from time to time in accordance with the Purchase Agreement, and
(b) the Servicing Agreement, the schedule of Initial Mortgage Loans as of the Cut-Off Date set forth in Exhibit A of the Servicing Agreement, and as of each Subsequent Cut-Off Date, the related schedule of Subsequent Mortgage Loans, which schedule sets forth the loan number, the lien position of the related Mortgage, the Cut-Off Date Principal Balance, the Credit Limit, the FICO store, the CLTV, the Credit Grade, the Debt-to-Income Ratio and Gross Margin, as amended or supplemented from time to time in accordance with the Servicing Agreement.

     Mortgaged Property: The underlying property, including real property and improvements thereon, securing a Mortgage Loan.

     Mortgagor: The obligor or obligors under a Loan Agreement.

     Net Excess Spread Percentage: As to any Payment Date, a fraction expressed as a percentage, the numerator of which is the aggregate amount of interest on each of the Mortgage Loans at the applicable Net WAC Rate less the sum of (i) interest accrued at the applicable Note Rate for the related Interest Period on the Notes and (ii) the portion of the Excess Spread applied to cover Liquidation Loss Amounts, and the denominator of which is the aggregate outstanding Note Balance of the Notes (as adjusted on the basis of the actual number of days in the related Interest Period and a 360-day year).

     Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses minus the pro rata portion of such amount that is attributable to any Excluded Amount (but not including the portion, if any, of such amount that exceeds the Principal Balance of, plus accrued and unpaid interest on, such Mortgage Loan at the end of the Collection Period immediately preceding the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan).

     Net Loan Rate: With respect to any Payment Date and any Mortgage Loan, the Loan Rate of that Mortgage Loan as of the first day of the calendar month in which the related Interest

                                 Appendix A-17

Period begins, net of the Servicing Fee Rate, adjusted to an effective rate reflecting the methods by which interest is calculated on the Notes during such Interest Period.

     Net Principal Collections: With respect to any Payment Date, the excess, if any, of Principal Collections for each Loan Group for such Payment Date over the aggregate amount of Additional Balances created for that Loan Group, in each case during the related Collection Period for that Loan Group, conveyed to the Issuer and paid for with amounts on deposit in the Custodial Account.

     Net WAC Rate: The Class A-I-1 Net WAC Rate, the Class A-II-1 Net WAC Rate or the Class A-II-2 Net WAC Rate, as the context requires.

     Nonrecoverable P&I Advance: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan that, in the judgment (in accordance with the Collection Policy) of the Servicer, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from late Collections or any other recovery on or in respect of such Mortgage Loan.

     Note Balance: With respect to any Payment Date and each Class of Notes, the Initial Note Balance of the Notes of that Class reduced by all payments of principal on such Notes prior to such Payment Date or reduction thereof by application of the related Liquidation Loss Amounts.

     Noteholder: The Person in whose name a Note is registered in the Note Register, except that any Note registered in the name of the Depositor, the Issuer or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding, and the registered holder will not be considered a Noteholder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement; provided, however, that in determining whether the Indenture Trustee, Paying Agent or the Owner Trustee, as applicable, shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee, Paying Agent or the Owner Trustee, as the case may be, knows to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Noteholders if the pledgee thereof establishes to the satisfaction of the Indenture Trustee, Paying Agent or the Owner Trustee such pledgee's right so to act with respect to such Notes and that such pledgee is not the Issuer, any other obligor on the Notes or any Affiliate of any of the foregoing Persons.

     Note Owner or Owner: The Beneficial Owner of a Note.

     Note Payment Account: The account established by the Paying Agent pursuant to Section 8.02 of the Indenture and Section 5.01 of the Servicing Agreement. Amounts deposited in the Note Payment Account will be distributed by the Paying Agent in accordance with Section 3.05 of the Indenture.

     Note Rate: (a) with respect to the Class A-I-1 Notes, and each Interest Period, a floating rate equal to the lesser of (i) LIBOR plus 0.26% per annum and (ii) the Class A-I-1 Net WAC Rate;

                                 Appendix A-18

     (b) with respect to the Class A-II-1 Notes, and each Interest Period, a floating rate equal to the lesser of (i) LIBOR plus 0.26% per annum and (ii) the Class A-II-1 Net WAC Rate; and

     (c) with respect to the Class A-II-2 Notes and (i) the initial Payment Date, the rate set by the Broker-Dealer not later than the Closing Date, which will not exceed the lesser of the Maximum Auction Rate and the Class A-II-2 Net WAC Rate and (ii) thereafter, will be the lesser of the Auction Rate and the Class A-II-2 Net WAC Rate; provided however, if the Class A-II-2 Notes are no longer held in Book-Entry Form, the Note Rate will be the lesser of the Maximum Auction Rate and the Class A-II-2 Net WAC Rate.

     Note Register: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

     Note Registrar: The Paying Agent, in its capacity as Note Registrar.

     Notes: The Class A-I-1 Notes and the Class A-II Notes.

     Notional Balance: With respect to any Payment Date and the Yield Maintenance Agreement related to the Class A-I-1 Notes or the Class A-II-1 Notes, as applicable, the lesser of (i) the amount set forth under `Scheduled Notional Balance' on Schedule I-A-1 to the Indenture, in the case of the Class A-I-1 Notes, or Schedule I-A-II to the Indenture, in the case of the Class A-II-1 Notes, for that Payment Date and (ii) the Note Balance of the related Class of Notes for that Payment Date.

     Officer's Certificate: With respect to the Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Servicer and delivered to the Indenture Trustee or the Paying Agent. With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee or the Paying Agent. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

     Opinion of Counsel: A written opinion of counsel of a law firm reasonably acceptable to the recipient thereof. Any Opinion of Counsel for the Servicer may be provided by in-house counsel for the Servicer if reasonably acceptable.

     Outstanding: With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

          (i) Notes theretofore cancelled by the Note Registrar or delivered to the Indenture Trustee for cancellation; and

          (ii) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course;

                                 Appendix A-19
provided, however, that for purposes of effectuating the Enhancer's right of subrogation as set forth in Section 4.12 of the Indenture only, all Notes that have been paid with funds provided under the Policy shall be deemed to be Outstanding until the Enhancer has been reimbursed with respect thereto.

     Overcollateralization Amount: With respect to any Payment Date and a Loan Group, the amount, if any, by which the sum of (a) the Pool Balance for such Loan Group (exclusive of the portion relating to any Excluded Draw) and (b) the amount in the related Funding Account, in each case as of the close of business on the last day of the related Collection Period, exceeds the aggregate Note Balance of the related Class or Classes of Notes.

     Overcollateralization Target Amount: As to each Payment Date and each Loan Group, an amount equal to the Total Overcollateralization Target Amount for that Payment Date, multiplied by a fraction, the numerator of which is the Note Balance of the related Notes as of the Cut-off Date (if that Payment Date is prior to the Stepdown Date), or the Note Balance of the related Notes immediately preceding that Payment Date (if that Payment Date is on or after the Stepdown Date), divided by the Note Balance of all of the Notes calculated in accordance with the preceding clause.

     Owner Trust: Wachovia Asset Securitization, Inc. 2003-HE2 Trust, created by the Certificate of Trust pursuant to the Trust Agreement.

     Owner Trustee: Wilmington Trust Company, not in its individual capacity but solely as owner trustee, and its successors and assigns or any successor Owner Trustee appointed pursuant to the terms of the Trust Agreement.

     Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Certificateholder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     P&I Advance: The meaning specified in Section 3.21 of the Servicing Agreement.

     Paying Agent: Wachovia Bank, National Association, a national banking association, and its successors and assigns or any successor paying agent appointed pursuant to the terms of the Indenture.

     Payment Date: The 25th day of each month, or if such day is not a Business Day, then the next Business Day.

     Percentage Interest: With respect to any Note and Payment Date, the percentage obtained by dividing the Note Balance of such Note by the Note Balance of all Notes prior to such Payment Date. With respect to any Certificate and any Payment Date, the Percentage Interest stated on the face of such Certificate.

     Permitted Investments: One or more of the following:

                                 Appendix A-20

     (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

     (ii) repurchase agreements on obligations specified in clause (i) above maturing not more than one month from the date of acquisition thereof; provided, however, that the unsecured short-term debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in at least its third highest short-term rating category available;

     (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided, however, that the short-term debt obligations of such depository institution or trust company, other than U.S. Bank National Association, (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating category available; provided, further, that if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; provided, further, that if the only Rating Agency is Standard & Poor's and the original maturity of such short-term debt obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+;

     (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating category available; provided, however, that such commercial paper shall have a remaining maturity of not more than 30 days;

     (v) a money market fund or a qualified investment fund (including without limitation, any such fund for which the Indenture Trustee, the Paying Agent, an Affiliate of the Indenture Trustee or an Affiliate of the Paying Agent acts as an advisor or a manager) rated by each Rating Agency in one of its two highest long-term rating categories available; and

     (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not cause a Rating Event, and which are acceptable to the Enhancer, as evidenced in writing; provided, however, that in no event shall such other obligation or security be rated less than "AA/A-1" or "Aa3/P-1" by S&P or Moody's, respectively;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or

                                 Appendix A-21

(2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest long-term rating category available debt shall mean AAA in the case of Standard & Poor's and Aaa in the case of Moody's, and references herein to the highest short-term rating category available shall mean A-1+ in the case of Standard & Poor's and P-1 in the case of Moody's.

     Person: Any legal individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Plan: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code, as described in Section
3.09 of the Trust Agreement.

     Plan Assets: The meaning specified in Section 2510.3-101 of the Department of Labor Regulations and as described in Section 3.09 of the Trust Agreement.

     Policy:  The  financial  guaranty  insurance  policy  #03030018,   and  any
endorsement thereto, dated as of the Closing Date, issued by the Enhancer.

     Pool  Balance:  With  respect to any date and a Loan Group,  the  aggregate
Principal Balance of all Mortgage Loans in the related Loan Group as of such date.

     Predecessor Note: With respect to any Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such Note; and, for the purpose of this definition, any Note authenticated and delivered under Section
4.03 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as such mutilated, lost, destroyed or stolen Note.

     Prime: The prime rate as published in the Eastern Edition of The Wall Street Journal on the 25th day of the prior calendar month. If more than one prime rate is published on the 25th day of the prior calendar month, "Prime" shall equal the highest prime rate published on such date. If the prime rate is not published on the 25th day of the prior calendar month, "Prime" shall equal the prime rate published on the last business day prior to such 25th day.

     Principal Balance: With respect to any Mortgage Loan, other than a Liquidated Mortgage Loan, and as of any day, the related Cut-Off Date Principal Balance, plus (i) any Additional Balances in respect of such Mortgage Loan conveyed to the Trust, minus (ii) all collections credited as principal in respect of any such Mortgage Loan in accordance with the related Loan Agreement (except any such collections that are allocable to any Excluded Draw) and applied in reduction of the Principal Balance thereof. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan immediately prior to the final recovery of substantially all related Liquidation Proceeds and a Principal Balance of zero thereafter.

                                 Appendix A-22

     Principal Collections: With respect to any Payment Date and either Loan Group, the sum of the following amounts:

     (i) the total amount of payments made by or on behalf of the related Mortgagors, received and applied as payments of principal on the Mortgage Loans in the related Loan Group during the related Collection Period, as reported by the Servicer or the related Subservicer;

     (ii) any Net Liquidation Proceeds allocable as a recovery of principal received in connection with a Mortgage Loan in the related Loan Group during the related Collection Period;

     (iii) if a Mortgage Loan in the related Loan Group was repurchased by the Seller pursuant to the Purchase Agreement during the related Collection Period, 100% of the Principal Balance thereof as of the date of such purchase and if any Eligible Substitute Loan is substituted for a Deleted Loan, the Substitution Adjustment Amount; and

     (iv) any other amounts received as payments on or proceeds of such Mortgage Loan during the Collection Period, to the extent applied in reduction of the Principal Balance thereof;

provided, however, that Principal Collections shall be reduced by any amounts withdrawn from the Custodial Account pursuant to clauses (d) and (j) of Section
3.04 of the Servicing Agreement, and shall not include any portion of such amounts attributable to any Excluded Amount in respect of any Mortgage Loan that are allocable to principal of such Mortgage Loan and not otherwise excluded from the amounts specified in (i) through (iv) above.

     Principal Distribution Amount: For any Payment Date and each Loan Group (i) during the Revolving Periods, the amount, if any, transferred from the related Funding Account to the Note Payment Account pursuant to Section 3.19(d)(iii) of the Servicing Agreement, (ii) during the Managed Amortization Periods, Net Principal Collections for the Mortgage Loans in the related Loan Group, less
Principal Collections paid to Certificateholders in respect of the related Additional Balance Increase Amount for that Payment Date and to the Enhancer to reimburse the Enhancer for draws on the Policy in respect of interest payments on the related Notes pursuant to Section 3.05(a)(i)(6) of the Indenture, and the amount, if any, transferred from the related Funding Account to the Note Payment Account pursuant to Section 3.19(c)(iii) of the Servicing Agreement, (iii) during the Rapid Amortization Period, Principal Collections for the Mortgage Loans in the related Loan Group less Principal Collections paid to the Enhancer to reimburse the Enhancer for draws on the Policy in respect of interest payments on the related Notes pursuant to Section 3.05(a)(i)(6) of the
Indenture; provided, however, that on any Payment Date, the Principal Distribution Amount for such Payment Date shall include, from Excess Spread, to the extent available or, to the extent not available, from a draw on the Policy (but only to the extent the Total Overcollateralization Amount is zero), an amount equal to the aggregate of the Liquidation Loss Amounts, if any, for the Mortgage Loans in the related Loan Group, incurred in the related Collection Period, or in any previous Collection Period, to the extent not covered by a payment of principal on the Notes or by the related Overcollateralization
Amount, but only to the extent necessary to increase the Overcollateralization Amount for that Loan Group to the related Overcollateralization Target Amount and only up to an amount necessary such that the Total Overcollateralization Amount equals the Total Overcollateralization Target Amount, and (iv) the Outstanding Note Balance on the Final Payment Date.

                                 Appendix A-23

     Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

     Prospectus Supplement: The prospectus supplement dated June 25, 2003, relating to the Notes.

     Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of the Closing Date, between the Seller and Servicer and the Purchaser.

     Purchase Price: The amounts specified in Section 2.3(a) of the Purchase Agreement.

     Purchaser: Wachovia Asset Securitization, Inc., as purchaser under the Purchase Agreement, and its successors and assigns.

     Rapid Amortization Event: Any one of the following events:

     (a) the failure on the part of the Seller (i) to make any payment or deposit required to be made under the Purchase Agreement within three Business Days after the date such payment or deposit is required to be made; or (ii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Purchase Agreement, which failure continues unremedied for a period of 60 days after written notice and such failure materially and adversely affects the interests of the Securityholders or the Enhancer; provided, however, that a Rapid Amortization Event shall not be deemed to have occurred if the Seller has repurchased or caused to be repurchased or substituted for the affected Mortgage Loan during such period (or within an additional 60 days with the consent of the Indenture Trustee and the Enhancer) in accordance with the provisions of the Purchase Agreement;

     (b) if any representation or warranty made by the Seller in the Purchase Agreement proves to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 90 days after written notice and as a result of which the interests of the Securityholders or the Enhancer are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to have occurred if the Seller has repurchased or caused to be repurchased or substituted for the affected Mortgage Loan during such period (or within an additional 60 days with the consent of the Indenture Trustee and the Enhancer) in accordance with the provisions of the Purchase Agreement;

     (c) the entry against the Seller of a decree or order by a court or agency or supervisory authority having jurisdiction under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Depositor or its property, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

     (d) the Seller shall voluntarily submit to Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law relating to the Seller or of or relating to all or substantially all of its property; or the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take

                                 Appendix A-24
advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

     (e) the Issuer shall become subject to regulation by the Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

     (f) a Servicing Default shall occur and be unremedied under the Servicing Agreement and a qualified successor Servicer shall not have been appointed;

     (g) the occurrence of a draw on the Policy and the failure of the Enhancer to be reimbursed for that draw in accordance with the Insurance Agreement, which failure continues unremedied for a period of sixty (60) days after written notice to the Servicer;

     (h) the Issuer (or a portion thereof) is determined to be a taxable mortgage pool or an association (or a publicly-traded partnership) taxable as a corporation or a taxable mortgage pool for federal income tax purposes;

     (i) an event of default under the Insurance Agreement (except for a default by the Enhancer, unless such Enhancer cannot be replaced without additional expense); or

     (j) an Event of Default has occurred and continues beyond the expiration of the applicable cure period.

     (k) In the case of any event described in (a), (b), (f), or (i), a Rapid Amortization Event shall be deemed to have occurred only if, after any applicable grace period described in such clauses, any of the Indenture Trustee, the Enhancer or, with the consent of the Enhancer, Securityholders evidencing not less than 51% of the aggregate Securities Balance, by written notice to the Seller, the Servicer, the Depositor and the Owner Trustee (and to the Indenture Trustee, if given by the Enhancer or the Securityholders), declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clauses (c), (d), (e), (g), (h) or (j), a Rapid Amortization Event shall be deemed to have occurred without any notice or other action on the part of the Indenture Trustee, the Securityholders or the Enhancer immediately upon the occurrence of such event; provided, however, that any Rapid Amortization Event may be waived and deemed of no effect with the written consent of the Enhancer and each Rating Agency, subject to the satisfaction of any conditions to such waiver.

     Rapid Amortization Period: The period beginning on the earlier of (i) the first day following the end of the Managed Amortization Periods and (ii) the occurrence of a Rapid Amortization Event, and ending upon the termination of the Issuer.

     Rating Agency: Each of Moody's, Standard & Poor's or, if any such organization or a successor thereto is no longer in existence, such nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Indenture Trustee, the Paying Agent and the Servicer. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1+ or better in the case of Standard & Poor's and P-1 or better in the case of Moody's; and in the case of any other Rating Agency, shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case

                                 Appendix A-25
of Standard & Poor's and "Aaa" in the case of Moody's; and in the case of any other Rating Agency, shall mean such equivalent rating.

     Rating Event: The qualification, reduction or withdrawal by a Rating Agency of its then-current rating of the Notes, without regard to the Policy.

     Record Date: With respect to the Notes and any Payment Date, unless Notes are no longer held in book-entry form, the close of business on the Business Day immediately preceding such Payment Date and if the Notes are no longer held in book-entry form, the close of business on the last Business Day of the calendar month preceding the month of such Payment Date.

     Recovery Fee: A customary fee calculated based on additional recovery amounts charged for the collection of such additional recovery amounts on any Mortgage Loan after the date that such Mortgage Loan became a Liquidated Mortgage Loan.

     Reference Bank Rate: With respect to any Interest Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of one percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 a.m., London, England time, on the first or the second LIBOR Business Day (as applicable) prior to the first day of such Interest Period to prime banks in the London interbank market in amounts approximately equal to the sum of the outstanding Note Balance of the Notes; provided, however, that at least two Reference Banks provide such rate. If fewer than two such rates are provided, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Servicer after consultation with the Enhancer, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Note Balance of the Notes. If no quotations can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Interest Period.

     Reference Banks: Shall mean at least three major banks in the London interbank market selected by the Paying Agent, as provided in the Indenture.

     Related Documents: With respect to each Mortgage Loan, the documents contained in the Mortgage File.

     Relief Act Shortfalls: With respect to any Payment Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the related Collection Period as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, the shortfall, if any, equal to (i) one month's interest on the Principal Balance of such Mortgage Loan at the applicable Loan Rate, over (ii) the interest collectible on such Mortgage Loan during such Collection Period.

     REO Proceeds: Proceeds (net of any directly related expenses incurred by or on behalf of the Servicer for the proper operation, management and maintenance of the related REO Property and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities) received in respect of all REO Properties (including, without limitation, proceeds from

                                 Appendix A-26
the rental of the related Mortgaged Property) that are received prior to the final liquidation of such Mortgaged Property.

     REO Property: A Mortgaged Property that is acquired by the Trust in foreclosure or by deed in lieu of foreclosure.

     Representative: Wachovia Capital Markets, LLC, as representative of the Underwriters.

     Repurchase Event: With respect to any Mortgage Loan, either (i) a discovery that, as of the Closing Date with respect to an Initial Mortgage Loan or the related Subsequent Transfer Date with respect to any Subsequent Mortgage Loan, the related Mortgage was not a valid lien on the related Mortgaged Property subject only to (A) the lien of any prior mortgage indicated on the Mortgage Loan Schedule, (B) the lien of real property taxes and assessments not yet due and payable, (C) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage and such other permissible title exceptions as are customarily accepted for similar loans and (D) other matters to which like properties are commonly subject that do not materially adversely affect the value, use, enjoyment or marketability of the related Mortgaged Property or (ii) with respect to any Mortgage Loan as to which either Seller delivers an affidavit certifying that the original Loan Agreement has been lost or destroyed, a subsequent default on such Mortgage Loan if the enforcement thereof or of the related Mortgage is materially and adversely affected by the absence of such original Loan Agreement.

     Repurchase Price: With respect to any Mortgage Loan required to be repurchased on any date pursuant to the Purchase Agreement, purchased by the Depositor pursuant to the Trust Agreement or purchased by the Servicer pursuant to the Servicing Agreement, an amount equal to the sum of (i) 100% of the Principal Balance thereof (without reduction for any amounts charged off) and
(ii) unpaid accrued interest at the Loan Rate (or with respect to the last day of the month in the month of repurchase, the Loan Rate will be the Loan Rate in effect as of the second to last day in such month) on the outstanding Principal Balance thereof from the Due Date to which interest was last paid by the related Mortgagor to the first day of the month following the month of purchase.

     Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under the Servicing Agreement or the related Subservicing Agreement in respect of such Mortgage Loan.

     Responsible Officer: With respect to the Indenture Trustee, the Paying Agent or the Certificate Paying Agent, any officer of the Indenture Trustee, the Paying Agent or the Certificate Paying Agent with direct responsibility for the administration of the Trust Estate pursuant to the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of the Basic Documents.

     Revolving Period: The Group I Revolving Period or the Group II Revolving Period, as the context requires.

     Secretary of State: The Secretary of State of the State of Delaware.

                                 Appendix A-27

     Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     Securities Balance: The Note Balance or Certificate Balance, as the context may require.

     Security: Any Certificate or a Note, as the context may require.

     Securityholder: Any Noteholder or Certificateholder.

     Seller:   Wachovia,  as  seller  under  the  Purchase  Agreement,  and  its successors and assigns.

     Servicer: Wachovia, and its successors and assigns.

     Servicer Termination Triggers: A Servicer Termination Trigger will be hit if the percentage of cumulative losses on the Mortgage Loans (exclusive of the pro rata portion thereof relating to any Excluded Amount or the Additional Balances represented by Additional Balance Increase Amount) as of any date exceed the applicable percentage listed in the chart below of the Pool Balance as of the Closing Date:

     Months           Percentage
     ------           ----------
     1 - 24              2.00%
     25 - 36             2.75%
     37 - 48             3.75%
     49 - 60             4.25%
     61 - 72             5.00%
     73+                 5.75%

     Servicing Advance: The meaning specified in Section 3.08 of the Servicing Agreement.

     Servicing Agreement: The Servicing Agreement dated as of the Closing Date among the Servicer, the Issuer, the Paying Agent and the Indenture Trustee.

     Servicing Certificate: A certificate completed and executed by a Servicing Officer on behalf of the Servicer in accordance with Section 4.01 of the Servicing Agreement.

     Servicing Default: Any one of the following events:

          (i) any failure by the Servicer to deposit in the Custodial Account, Funding Accounts, Note Payment Account or Distribution Account any deposit required to be made under the terms of this Agreement that continues unremedied for a period of three (3) Business Days after the earlier of (A) the date upon which written notice of such failure shall have been given to the Servicer by the Issuer or the Indenture Trustee and (B) the first date on which the Servicer has actual knowledge of such failure;

                                 Appendix A-28

          (ii) any failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure, in each case, materially and adversely affects the interests of the Securityholders, and which failure continues unremedied for a period of 45 days after the earlier of (A) the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Servicer by the Issuer or the Indenture Trustee and (B) the first date on which the Servicer has actual knowledge of such failure;

          (iii) the entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs; or

          (iv) the consent by the Servicer to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or the commencement of an involuntary case relating to the Servicer under any applicable federal or state bankruptcy, insolvency or other similar law and such case shall either be consented to by the Servicer or shall not have been dismissed or stayed within sixty (60) day of its commencement; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

     Servicing Fee: With respect to any Mortgage Loan and any Collection Period, the product of (i) the Servicing Fee Rate divided by 12 and (ii) the related Principal Balance as of the first day of such Collection Period.

     Servicing Fee Rate: 0.50% per annum.

     Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee (with a copy to the Paying Agent and the Enhancer) by the Servicer, as such list may be amended from time to time.

     Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

     Statutory Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Codess.ss.3801 et seq., as the same may be amended from time to time.

     Stepdown Date: The later to occur of (i) the thirty-first  Payment Date and
(ii) the Payment Date on which the Note Balance immediately prior to that Payment Date is less than or equal to 50% of the Initial Aggregate Note Balance.

     Stepdown Delinquency Test: With respect to any date of determination, the Stepdown Delinquency Test shall be met if the six month rolling average sixty-day delinquency rate

                                 Appendix A-29

(including Mortgage Loans that are in foreclosure or are REO Loans) on the Mortgage Loans (exclusive of the pro rata portion thereof relating to any Excluded Draw) as of such date of determination is, measured as a percentage of the Pool Balance as of each date of determination, less than 3.50%.

     Subsequent Cut-Off Date: With respect to any Subsequent Mortgage Loan, the date specified in the related Subsequent Transfer Agreement.

     Subsequent Mortgage Loan: An adjustable rate home equity revolving line of credit (i) sold by the Seller to the Purchaser pursuant to Section 2.2 of the Purchase Agreement and the applicable Subsequent Transfer Agreement, or (ii) sold by the Depositor to the Issuer pursuant to Sections 3.01 and 3.05 of the Trust Agreement and the applicable Subsequent Transfer Agreement, as the context requires, such adjustable rate home equity revolving line of credit being identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Agreement, as set forth in such Subsequent Transfer Agreement.

     Subsequent Net Recovery Amounts: Amounts collected on a Mortgage Loan after the Mortgage Loan becomes a Liquidated Mortgage Loan, net of any Recovery Fee.

     Subsequent Transfer Agreement: Each Subsequent Transfer Agreement, dated as of a Subsequent Transfer Date (i) executed by the Seller and the Purchaser substantially in the form of Exhibit 2 to the Purchase Agreement, or (ii) executed by the Depositor and the Issuer substantially in the form of Exhibit J to the Trust Agreement, as the context requires, by which the related Subsequent Mortgage Loans are sold to the Purchaser or the Issuer, as applicable.

     Subsequent   Transfer  Date:  With  respect  to  each  Subsequent  Transfer
Agreement, the date on which the related Subsequent Mortgage Loans are sold to the Purchaser or the Issuer, as applicable.

     Subsequent Transferred Property: Collectively with respect to each Subsequent Transfer Date, all of the right, title and interest of the Seller whether now owned or existing or hereafter created, arising, or acquired, in, to and under the following: (i) the related Subsequent Mortgage Loans (including the related Cut-Off Date Principal Balances then existing and all Additional Balances arising thereunder after the Subsequent Cut-Off Date through and including the date immediately preceding the commencement of the Rapid Amortization Period) and interest thereon and money due or to become due in respect thereof, all interest accruing thereon, all monies due or to become due thereon, all collections in respect thereof received on or after the Subsequent Cut-Off Date (other than interest thereon in respect of any period prior to the Subsequent Cut-Off Date) and all accounts, chattel paper, general intangibles, contract rights and certificates of deposit related to the Subsequent Mortgage Loans; provided, however, that any Principal Balance represented by a Draw made during the Rapid Amortization Period and interest thereon and money due or to become due in respect thereof will not be or be deemed to be transferred to the Purchaser, and the Seller in such event shall retain ownership of each Principal Balance represented by each such Draw; (ii) the interest of the Seller in any insurance policies in respect of the Subsequent Mortgage Loans; (iii) the interest of the Seller in the Mortgages and the Loan Agreements related to each Subsequent Mortgage Loan and the other Related Documents and (iv) all proceeds of the foregoing.

                                 Appendix A-30

     Subservicer: Each Person that enters into a Subservicing Agreement as a subservicer of Mortgage Loans.

     Subservicing Agreement: The written contract between the Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.01 of the Servicing Agreement.

     Substitution Adjustment Amount: With respect to any Eligible Substitute Loan and any Deleted Loan, the amount, if any, as determined by the Servicer, by which the aggregate principal balance of all such Eligible Substitute Loans as of the date of substitution is less than the aggregate Principal Balance of all such Deleted Loans (after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Securityholders in the month of substitution).

     Telerate Screen Page 3750: The display page so designated on the Bridge Telerate Capital Markets Report (or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks, or, if such service is no longer offered, such other service for displaying London interbank offered rates or comparable rates as may be selected by the Paying Agent after consultation with the Servicer.

     Total Overcollateralization Amount: The sum of the Overcollateralization Amount for Loan Group I and the Overcollateralization Amount for Loan Group II.

     Total Overcollateralization Target Amount: (I) With respect to any Payment Date prior to the Stepdown Date, an amount equal to the sum of (i) 1.25% of the Initial Aggregate Note Balance; and (ii) 100% of the Principal Balances of all Mortgage Loans that are 180 or more days contractually delinquent as of the last day of the related Collection Period (including Mortgage Loans that are in foreclosure or are REO Loans); and (II) with respect to any Payment Date on or after the Stepdown Date, the amount derived pursuant to Condition 1, Condition 2 or Condition 3, as applicable; provided, however, that in no event shall the Total Overcollateralization Target Amount be less than the greater of (x) the sum of (i) 0.50% of the Initial Aggregate Note Balance and (ii) 100% of the Principal Balances of all Mortgage Loans that are 180 or more days contractually delinquent as of the last day of the related Collection Period (including Mortgage Loans that are in foreclosure or are REO Loans) and (y) the sum of the three largest outstanding Mortgage Loans (by Principal Balance as of such Payment Date).

     Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

     Transfer Date: The Payment Date on which the Servicer, upon receipt of written notice and direction from the Issuer, shall cause the retransfer of Mortgage Loans from the Trust Estate to the Issuer, pursuant to Section 3.22(a) of the Servicing Agreement.

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     Transfer Notice Date: The fifth Business Day prior to the Transfer Date for which the Servicer shall give the Indenture Trustee, the Paying Agent, the Rating Agencies and the

                                 Appendix A-31

Enhancer a notice of the  proposed  retransfer  of Mortgage  Loans,  pursuant to
Section 3.22(a) of the Servicing Agreement.

     Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

     Transferred Property: The Initial Transferred Property and the Subsequent Transferred Property.

     Treasury Regulations: Regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous
provisions  of  final   Treasury   Regulations  or  other   successor   Treasury
Regulations.

     Trust Agreement: The Trust Agreement dated as of the Closing Date, between the Owner Trustee and the Depositor.

     Trust Estate: The meaning specified in the Granting Clause of the Indenture.

     Trust Indenture Act or TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

     UCC: The Uniform Commercial Code, as in effect from time to time, as in effect in any specified jurisdiction.

     Underwriters: Each of Wachovia Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith, Incorporated. and UBS Securities LLC.

     Underwriting Agreement: The underwriting agreement dated June 25, 2003, between the Depositor and the Underwriters.

     Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

     Unpaid Principal Amount: As defined in Section 3.05(a) of the Indenture.

     Wachovia:   Wachovia  Bank,  National   Association,   a  national  banking
association.

     Yield Maintenance Agreement: The Group I Yield Maintenance Agreement or the Group II Yield Maintenance Agreement, as applicable.

     Yield Maintenance Provider: Wachovia.

                                  Appendix A-32